Aviat Networks Announces Fiscal 2026 Third Quarter and Nine Month Financial Results

Total Q3 QTD Revenues of $100.0 million
Q3 QTD Operating Income of $0.9 million; Q3 QTD Non-GAAP Operating Income of $3.0 million
Q3 QTD Net Earnings of $(2.1) million; Q3 QTD Adjusted EBITDA of $4.4 million
Q3 QTD Diluted Earnings per Share of $(0.16); Q3 QTD Non-GAAP Diluted Earnings per Share of $0.06

AUSTIN, Texas, May 4, 2026 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2026 third quarter ended March 27, 2026.

Third Quarter Highlights
•Recorded fiscal 2026 year-to-date revenue growth for the first nine months in North America of $2.1 million or 1.4% compared to the same nine-month period of fiscal 2025
•Increased year-to-date GAAP operating income to $13.4 million compared to $1.7 million in the comparable year-to-date period last year
•Reduced quarterly GAAP operating expenses by $1.7 million and Non-GAAP operating expenses by $0.8 million versus the year-ago period
•Maintained a trailing-twelve month book-to-bill ratio greater than 1.0

Third Quarter QTD Financial Highlights

•Total Revenues: $100.0 million
•GAAP Results: Gross Margin 29.3%; Operating Expenses $28.3 million; Operating Income $0.9 million; Net Loss $2.1 million; Net Loss per diluted share (“Net Loss per share”) $0.16
•Non-GAAP Results: Adjusted EBITDA $4.4 million; Gross Margin 29.4%; Operating Expenses $26.4 million; Operating Income $3.0 million; Net Income $0.7 million; Net Income per share $0.06
•Cash and cash equivalents: $78.1 million
•Net debt: $26.1 million

Fiscal 2026 Third Quarter and Nine Months Ended March 27, 2026
Revenues
The Company reported total revenues of $100.0 million for its fiscal 2026 third quarter, compared to $112.6 million in the fiscal 2025 third quarter, a decrease of $12.6 million or 11.2%. North America revenue of $46.2 million decreased by $3.2 million or 6.6%, compared to $49.4 million in the prior year due to timing of certain private and mobile network projects. International revenue of $53.8 million decreased by $9.4 million or 14.9%, compared to $63.2 million in the prior year, due to timing of capital expenditure plans of mobile network operators and revenue delays related to the conflict in the Middle East.
For the nine months ended March 27, 2026, revenue decreased by 0.1% to $318.8 million, compared to $319.3 million in the same period of fiscal 2025. North America revenue of $151.7 million increased by $2.1 million or 1.4%, compared to $149.6 million in the same period of fiscal 2025. International revenue of $167.1 million decreased by $2.6 million or 1.5% as compared to $169.7 million in the same period of fiscal 2025.
Gross Margins
In the fiscal 2026 third quarter, the Company reported GAAP gross margin of 29.3% and non-GAAP gross margin of 29.4%. This compares to GAAP gross margin of 34.9% and non-GAAP gross margin of 35.8% in the fiscal 2025 third quarter, a decrease of 560 and 640 basis points, respectively. The decrease was driven by regional and product mix in the quarter.
For the nine months ended March 27, 2026, the Company reported GAAP gross margin of 31.7% and non-GAAP gross margin of 32.1%. This compares to GAAP gross margin of 31.3% and non-GAAP gross margin of 32.1% in the same period of fiscal 2025, an increase of 40 and 0 basis points, respectively.
Operating Expenses
The Company reported GAAP total operating expenses of $28.3 million for the fiscal 2026 third quarter, compared to $30.0 million in the fiscal 2025 third quarter. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition and other expenses for the fiscal 2026 third quarter were $26.4 million, compared to $27.2 million in the prior year, a decrease of $0.8 million or 3.1%.
For the nine months ended March 27, 2026, the Company reported total operating expenses of $87.6 million, compared to $98.3 million in the same period of fiscal 2025, a decrease of $10.6 million or 10.8%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and merger and acquisition expenses and other expenses for the nine months ended March 27, 2026 were $81.9 million, compared to $86.4 million in the same period of fiscal 2025, a decrease of $4.5 million or 5.2%.
Operating Income
The Company reported GAAP operating income of $0.9 million for the fiscal 2026 third quarter, compared to GAAP operating income of $9.3 million in the fiscal 2025 third quarter, a decrease of $8.4 million. Operating income decreased primarily due to lower gross margin dollars. On a non-GAAP basis, the Company reported operating income of $3.0 million for the fiscal 2026 third quarter, compared to non-GAAP operating income of $13.0 million in the prior year, a decrease of $10.1 million.
For the nine months ended March 27, 2026, the Company reported a GAAP operating income of $13.4 million, compared to a GAAP operating income of $1.7 million in the same period of fiscal 2025, an increase of $11.7 million. On a non-GAAP basis, the Company reported operating income of $20.5 million, compared to an operating income of $16.1 million in the same period of fiscal 2025, an increase of $4.4 million.
Net Income / Net Income Per Share
The Company reported GAAP net loss of $2.1 million in the fiscal 2026 third quarter or GAAP net loss per share of $0.16. This compared to GAAP net income of $3.5 million or GAAP net income per share of $0.27 in the fiscal 2025 third quarter. On a non-GAAP basis, the Company reported non-GAAP net income of $0.7 million or non-GAAP net income per share of $0.06, compared to non-GAAP net income of $11.3 million or $0.88 per share in the prior year.
The Company reported GAAP net income of $3.8 million for the nine months ended March 27, 2026, or GAAP net income per diluted share of $0.29. This compared to GAAP net loss of $3.9 million or $0.30 per share in the comparable fiscal 2025 period. On a non-GAAP basis, the Company reported net income of $13.3 million or net income per share of $1.02 for the nine months ended March 27, 2026, as compared to non-GAAP net income of $10.6 million or $0.83 per share in the comparable fiscal 2025 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2026 third quarter was $4.4 million, compared to $14.9 million in the fiscal 2025 third quarter.
For the nine months ended March 27, 2026, the Company reported Adjusted EBITDA of $24.8 million, as compared to $22.0 million in the comparable fiscal 2025 period, an increase of $2.8 million.
Balance Sheet Highlights
The Company reported $78.1 million in cash and cash equivalents as of March 27, 2026, compared to $59.7 million as of June 27, 2025, an increase of $18.4 million. As of March 27, 2026, total debt was $104.3 million, an increase of $16.7 million from June 27, 2025.

Fiscal 2026 Full Year Outlook
The Company is updating its fiscal 2026 full year guidance to:
•Full year Revenue between $428 and $440 million
•Full year Adjusted EBITDA between $35.0 and $40.0 million

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, May 4, 2026, to discuss its financial and operational results for the fiscal 2026 third quarter ended March 27, 2026. Participating on the call will be Peter Smith, President and Chief Executive Officer; Andy Schmidt, Senior Vice President and Chief Financial Officer; Jonanna Mikulenka, Vice President and Chief Accounting Officer; and Andrew Fredrickson, Vice President, Corporate Finance. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2026, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended June 27, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on September 10, 2025, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Email: investorinfo@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2026 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
Revenues:
Product sales	$68,405	$76,824	$224,699	$220,252
Services	31,598	35,816	94,096	99,014
Total revenues	100,003	112,640	318,795	319,266
Cost of revenues:
Product sales	51,009	51,370	158,155	158,540
Services	19,711	21,974	59,593	60,756
Total cost of revenues	70,720	73,344	217,748	219,296
Gross profit	29,283	39,296	101,047	99,970
Operating expenses:
Research and development	7,656	7,704	21,163	28,334
Selling and administrative	20,365	22,121	66,125	68,348
Restructuring charges	323	177	344	1,592
Total operating expenses	28,344	30,002	87,632	98,274
Operating income	939	9,294	13,415	1,696
Interest expense, net	1,848	1,557	5,468	4,252
Other expense (income), net	1,400	3,068	(371)	4,047
(Loss) income before income taxes	(2,309)	4,669	8,318	(6,603)
(Benefit from) provision for income taxes	(244)	1,141	4,503	(2,747)
Net (loss) income	$(2,065)	$3,528	$3,815	$(3,856)

Net (loss) income per share of common stock outstanding:
Basic	$(0.16)	$0.28	$0.30	$(0.30)
Diluted	$(0.16)	$0.27	$0.29	$(0.30)
Weighted-average shares outstanding:
Basic	12,918	12,689	12,844	12,672
Diluted	12,918	12,838	13,030	12,672

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2026 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	March 27, 2026	June 27, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$78,129	$59,690
Accounts receivable, net	187,624	180,321
Unbilled receivables	85,260	105,870
Inventories	72,609	83,979
Other current assets	26,740	33,715
Total current assets	450,362	463,575
Property, plant and equipment, net	18,990	17,453
Goodwill	19,473	19,655
Intangible assets, net	24,395	26,897
Deferred income taxes	86,977	88,149
Right-of-use assets	2,214	3,113
Other assets	14,134	14,454
Total long-term assets	166,183	169,721
Total assets	$616,545	$633,296
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$112,063	$148,093
Accrued expenses	40,082	38,897
Short-term lease liabilities	547	1,090
Advance payments and unearned revenue	67,845	73,735
Other current liabilities	160	1,757
Current portion of long-term debt	5,595	18,624
Total current liabilities	226,292	282,196
Long-term debt	98,668	68,966
Unearned revenue	9,724	8,063
Long-term operating lease liabilities	1,858	2,241
Other long-term liabilities	328	430
Reserve for uncertain tax positions	3,724	3,242
Deferred income taxes	4,175	4,975
Total liabilities	344,769	370,113
Commitments and contingencies
Stockholder’s equity:
Preferred stock	—	—
Common stock	129	127
Treasury stock	(7,576)	(7,076)
Additional paid-in-capital	870,340	866,119
Accumulated deficit	(573,357)	(577,172)
Accumulated other comprehensive loss	(17,760)	(18,815)
Total stockholders’ equity	271,776	263,183
Total liabilities and stockholders’ equity	$616,545	$633,296

AVIAT NETWORKS, INC.
Fiscal Year 2026 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2026 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 27, 2026	% of Revenue	March 28, 2025	% of Revenue	March 27, 2026	% of Revenue	March 28, 2025	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$29,283	29.3%	$39,296	34.9%	$101,047	31.7%	$99,970	31.3%
Share-based compensation	37		(1)		105		214
Merger and acquisition and other expenses	69		995		1,247		2,295
Non-GAAP gross margin	29,389	29.4%	40,290	35.8%	102,399	32.1%	102,479	32.1%

GAAP research and development expenses	$7,656	7.7%	$7,704	6.8%	$21,163	6.6%	$28,334	8.9%
Share-based compensation	(35)		(149)		(98)		(456)
Non-GAAP research and development expenses	7,621	7.6%	7,555	6.7%	21,065	6.6%	27,878	8.7%

GAAP selling and administrative expenses	$20,365	20.4%	$22,121	19.6%	$66,125	20.7%	$68,348	21.4%
Share-based compensation	(1,508)		(1,840)		(4,280)		(4,956)
Merger and acquisition and other expenses	(70)		(595)		(1,057)		(4,890)
Non-GAAP selling and administrative expenses	18,787	18.8%	19,686	17.5%	60,788	19.1%	58,502	18.3%

GAAP operating expense	$28,344	28.3%	$30,002	26.6%	$87,632	27.5%	$98,274	30.8%
Share-based compensation	(1,543)		(1,989)		(4,378)		(5,412)
Merger and acquisition and other expenses	(70)		(595)		(1,057)		(4,890)
Restructuring charges	(323)		(177)		(344)		(1,592)
Non-GAAP operating expense	26,408	26.4%	27,241	24.2%	81,853	25.7%	86,380	27.1%

GAAP operating income	$939	0.9%	$9,294	8.3%	$13,415	4.2%	$1,696	0.5%
Share-based compensation	1,580		1,988		4,483		5,626
Merger and acquisition and other expenses	139		1,590		2,304		7,185
Restructuring charges	323		177		344		1,592
Non-GAAP operating income	2,981	3.0%	13,049	11.6%	20,546	6.4%	16,099	5.0%

GAAP income tax (benefit) provision	$(244)	(0.2)%	$1,141	1.0%	$4,503	1.4%	$(2,747)	(0.9)%
Adjustment to reflect pro forma tax rate	644		(941)		(2,703)		3,947
Non-GAAP income tax provision	400	0.4%	200	0.2%	1,800	0.6%	1,200	0.4%

GAAP net (loss) income	$(2,065)	(2.1)%	$3,528	3.1%	$3,815	1.2%	$(3,856)	(1.2)%
Share-based compensation	1,580		1,988		4,483		5,626
Merger and acquisition and other expenses	139		1,590		2,304		7,185
Restructuring charges	323		177		344		1,592
Other expense (income), net	1,400		3,068		(371)		4,047
Adjustment to reflect pro forma tax rate	(644)		941		2,703		(3,947)
Non-GAAP net income	$733	0.7%	$11,292	10.0%	$13,278	4.2%	$10,647	3.3%

Diluted net (loss) income per share:
GAAP	$(0.16)		$0.27		$0.29		$(0.30)
Non-GAAP	$0.06		$0.88		$1.02		$0.83

Shares used in computing diluted net (loss) income per share
GAAP	12,918		12,838		13,030		12,672
Non-GAAP	13,074		12,838		13,030		12,818

Adjusted EBITDA:
GAAP net (loss) income	$(2,065)	(2.1)%	$3,528	3.1%	$3,815	1.2%	$(3,856)	(1.2)%
Depreciation and amortization of property, plant and equipment and intangible assets	1,426		1,830		4,247		5,935
Interest expense, net	1,848		1,557		5,468		4,252
Other expense (income), net	1,400		3,068		(371)		4,047
Share-based compensation	1,580		1,988		4,483		5,626
Merger and acquisition and other expenses	139		1,590		2,304		7,185
Restructuring charges	323		177		344		1,592
(Benefit from) provision for income taxes	(244)		1,141		4,503		(2,747)
Adjusted EBITDA	$4,407	4.4%	$14,879	13.2%	$24,793	7.8%	$22,034	6.9%

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2026 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2026	March 28, 2025	March 27, 2026	March 28, 2025
(In thousands)
North America	$46,165	$49,402	$151,713	$149,589
International:
Africa and the Middle East	16,446	15,086	43,868	38,210
Europe	10,333	9,429	29,318	23,376
Latin America and Asia Pacific	27,059	38,723	93,896	108,091
Total international	53,838	63,238	167,082	169,677
Total revenue	$100,003	$112,640	$318,795	$319,266